Exhibit 99.1

Aptiv Reports Third Quarter 2024 Financial Results
Record Adjusted Earnings Per Share Reflecting Strong Operating Performance
DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making the world safer, greener and more connected, today reported third quarter 2024 U.S. GAAP earnings of $1.48 per diluted share. Excluding special items, third quarter earnings totaled $1.83 per diluted share.

Third Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.9 billion, a decrease of 5%
◦Revenue decreased 6% adjusted for currency exchange and commodity movements, compared to AWM1 of (5)%
•U.S. GAAP net income of $363 million, U.S. GAAP net income margin of 7.5%; U.S. GAAP diluted earnings per share of $1.48
◦Excluding special items, diluted earnings per share of $1.83
•U.S. GAAP operating income of $503 million, U.S. GAAP operating income margin of 10.4%
◦Adjusted Operating Income of $593 million, Adjusted Operating Income margin of 12.2%; Adjusted EBITDA of $778 million, Adjusted EBITDA margin of 16.0%
•Generated $499 million of cash from operations
•Returned $2.32 billion to shareholders through share repurchases, including $2.25 billion under the $3.0 billion Accelerated Share Repurchase Program
Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $14.8 billion, a decrease of 2%
◦Revenue decreased 2% adjusted for currency exchange and commodity movements, compared to AWM1 of (2)%
•U.S. GAAP net income of $1,519 million, U.S. GAAP net income margin of 10.3%; U.S. GAAP diluted earnings per share of $5.76
◦Excluding special items, diluted earnings per share of $4.53
•U.S. GAAP operating income of $1,363 million, U.S. GAAP operating income margin of 9.2%
◦Adjusted Operating Income of $1,743 million, Adjusted Operating Income margin of 11.8%; Adjusted EBITDA of $2,286 million, Adjusted EBITDA margin of 15.4%
•Generated $1,386 million of cash from operations
•Returned $3.35 billion to shareholders through share repurchases

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

“Aptiv delivered record adjusted earnings per share this quarter, reflecting strong operating results and benefits from our recent capital allocation actions,” said Kevin Clark, chairman and chief executive officer. “Our industry-leading solutions, global capabilities and relentless focus on operational excellence continue to demonstrate our resiliency while also delivering record third quarter profitability. Our revised financial outlook reflects the impact of incremental customer schedule reductions and broader weakness in automotive production volumes. Despite near-term headwinds, we are confident in the long-term megatrends of safe, green and connected, and we are well-positioned to support our customers in this transition, while maximizing value to shareholders.”

Third Quarter 2024 Results
For the three months ended September 30, 2024, the Company reported U.S. GAAP revenue of $4.9 billion, a decrease of 5% from the prior year period. Adjusted for currency exchange and commodity movements, revenue decreased by 6% in the third quarter. This reflects declines of 7% in North America, 6% in Europe, 4% in Asia, which includes declines of 6% in China, and 12% in South America, our smallest region.
The Company reported third quarter 2024 U.S. GAAP net income of $363 million, earnings of $1.48 per diluted share and net income margin of 7.5%, compared to $1,629 million, $5.76 per diluted share and 31.9% in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $449 million, or earnings of $1.83 per diluted share, compared to $367 million, or $1.30 per diluted share, in the prior year period.
Third quarter U.S. GAAP operating income was $503 million, compared to $446 million in the prior year period. The Company reported third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, of $593 million, compared to $560 million in the prior year period. Adjusted Operating Income margin was 12.2%, compared to 11.0% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $241 million, an increase from $226 million in the prior year period.
Interest expense for the third quarter totaled $101 million, an increase from $75 million in the prior year period.
Tax expense in the third quarter of 2024 was $32 million, resulting in an effective tax rate of approximately 8%. Tax benefit in the third quarter of 2023 was $1,312 million, which primarily reflects a deferred tax benefit of approximately $1.4 billion recognized as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure.
The Company generated net cash flow from operating activities of $499 million in the third quarter, compared to $746 million in the prior year period.

Year-to-Date 2024 Results
For the nine months ended September 30, 2024, the Company reported U.S. GAAP revenue of $14.8 billion, a decrease of 2% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue decreased by 2% during the period. This reflects declines of 3% in Europe, 2% in North America and 11% in South America, our smallest region, partially offset by growth of 1% in Asia, which includes growth of 1% in China.
For the 2024 year-to-date period, the Company reported U.S. GAAP net income of $1,519 million, earnings of $5.76 per diluted share and net income margin of 10.3%, compared to $2,004 million, $7.17 per diluted share and

13.2% in the prior year period. Year-to-date Adjusted Net Income totaled $1,195 million, or $4.53 per diluted share, compared to $981 million, or $3.46 per diluted share, in the prior year period.
The Company reported U.S. GAAP operating income of $1,363 million for the nine months ended September 30, 2024, compared to $1,204 million in the prior year period. Adjusted Operating Income was $1,743 million for the nine months ended September 30, 2024, compared to $1,527 million in the prior year period. Adjusted Operating Income margin was 11.8% for the nine months ended September 30, 2024, compared to 10.1% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $719 million, an increase from $666 million in the prior year period.
Interest expense for the nine months ended September 30, 2024 totaled $230 million, an increase from $214 million in the prior year period.
Tax expense for the nine months ended September 30, 2024 was $159 million, resulting in an effective tax rate of approximately 9%. Tax benefit in the prior year period was $1,248 million, which primarily reflects a deferred tax benefit of approximately $1.4 billion recognized as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure.
The Company generated net cash flow from operating activities of $1,386 million in the nine months ended September 30, 2024, compared to $1,272 million in the prior year period. As of September 30, 2024, the Company had cash and cash equivalents of $1.1 billion and total available liquidity of $3.9 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program

During the third quarter of 2024, the Company repurchased 31.7 million shares for $2.32 billion, including 30.8 million shares repurchased under the terms of the Company’s Accelerated Share Repurchase Program, with a value of $2.25 billion. Year-to-date, the Company repurchased 44.4 million shares for $3.35 billion. As of September 30, 2024, $2.52 billion remained available for future share repurchases under the existing $5.0 billion authorization. All repurchased shares were retired.

Full Year 2024 Outlook
The Company’s full year 2024 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2024
Net sales	$19,600 - $19,900
U.S. GAAP net income	$1,740 - $1,840
U.S. GAAP net income margin	8.9% - 9.2%
U.S. GAAP operating income	$1,765 - $1,865
U.S. GAAP operating income margin	9.0% - 9.4%
Adjusted EBITDA	$3,025 - $3,125
Adjusted EBITDA margin	15.4% - 15.7%
Adjusted operating income	$2,300 - $2,400
Adjusted operating income margin	11.7% - 12.1%
U.S. GAAP diluted net income per share	$6.80 - $7.10
Adjusted net income per share (1)	$6.00 - $6.30
Cash flow from operations	$2,150
Capital expenditures	$875
U.S. GAAP effective tax rate	~10.6%
Adjusted effective tax rate	~16.5%
(1) The Company’s full year 2024 financial guidance includes approximately $0.55 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.994.2093 (international) or through a webcast at ir.aptiv.com. The conference ID number is 1329199. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company focused on making the world safer, greener and more connected. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the

Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Net sales	$4,854	$5,114	$14,806	$15,132
Operating expenses:
Cost of sales	3,951	4,221	12,057	12,615
Selling, general and administrative	331	360	1,102	1,055
Amortization	53	59	159	177
Restructuring	16	28	125	81
Total operating expenses	4,351	4,668	13,443	13,928
Operating income	503	446	1,363	1,204
Interest expense	(101)	(75)	(230)	(214)
Other income, net	5	26	30	36
Gain on Motional transactions	—	—	641	—
Income before income taxes and equity loss	407	397	1,804	1,026
Income tax (expense) benefit	(32)	1,312	(159)	1,248
Income before equity loss	375	1,709	1,645	2,274
Equity loss, net of tax	(7)	(72)	(110)	(227)
Net income	368	1,637	1,535	2,047
Net income attributable to noncontrolling interest	7	8	18	15
Net loss attributable to redeemable noncontrolling interest	(2)	—	(2)	(1)
Net income attributable to Aptiv	363	1,629	1,519	2,033
Mandatory convertible preferred share dividends	—	—	—	(29)
Net income attributable to ordinary shareholders	$363	$1,629	$1,519	$2,004

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$1.48	$5.76	$5.76	$7.17
Weighted average number of diluted shares outstanding	245.78	283.01	263.77	283.44

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,054	$1,640
Short-term investments	791	—
Accounts receivable, net	3,653	3,546
Inventories	2,550	2,365
Other current assets	640	696
Total current assets	8,688	8,247
Long-term assets:
Property, net	3,797	3,785
Operating lease right-of-use assets	499	540
Investments in affiliates	1,503	1,443
Intangible assets, net	2,235	2,399
Goodwill	5,170	5,151
Other long-term assets	2,874	2,862
Total long-term assets	16,078	16,180
Total assets	$24,766	$24,427
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,257	$9
Accounts payable	2,989	3,151
Accrued liabilities	1,558	1,648
Total current liabilities	5,804	4,808
Long-term liabilities:
Long-term debt	8,283	6,204
Pension benefit obligations	413	417
Long-term operating lease liabilities	421	453
Other long-term liabilities	647	701
Total long-term liabilities	9,764	7,775
Total liabilities	15,568	12,583
Commitments and contingencies
Redeemable noncontrolling interest	99	99

Total Aptiv shareholders’ equity	8,882	11,548
Noncontrolling interest	217	197
Total shareholders’ equity	9,099	11,745
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$24,766	$24,427

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$1,535	$2,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	719	666
Restructuring expense, net of cash paid	(65)	4
Deferred income taxes	(1)	(1,408)
Loss from equity method investments, net of dividends received	120	232
Loss on extinguishment of debt	12	—
Gain on Motional transactions	(641)	—
Other, net	136	125
Changes in operating assets and liabilities:
Accounts receivable, net	(107)	(213)
Inventories	(185)	(87)
Accounts payable	(39)	(1)
Other, net	(77)	(73)
Pension contributions	(21)	(20)
Net cash provided by operating activities	1,386	1,272
Cash flows from investing activities:
Capital expenditures	(664)	(703)
Proceeds from sale of property	3	3
Proceeds from business divestitures, net of cash sold	—	(17)
Cost of business acquisitions and other transactions, net of cash acquired	—	(83)
Cost of technology investments	(121)	(1)
Proceeds from the sale of equity method investment	448	—
Purchase of short-term investments	(748)	—
Settlement of derivatives	(2)	6
Net cash used in investing activities	(1,084)	(795)
Cash flows from financing activities:
Increase (decrease) in other short and long-term debt, net	1,036	(30)
Repayment of senior notes	(700)	—
Proceeds from issuance of senior and junior notes, net of issuance costs	2,920	—
Proceeds from bridge loan, net of issuance costs	2,483	—
Repayment of bridge loan	(2,500)	—
Contingent consideration payments	—	(10)
Repurchase of ordinary shares	(4,104)	(98)
Distribution of mandatory convertible preferred share cash dividends	—	(32)
Taxes withheld and paid on employees’ restricted share awards	(23)	(31)
Net cash used in financing activities	(888)	(201)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	—	(23)
(Decrease) increase in cash, cash equivalents and restricted cash	(586)	253
Cash, cash equivalents and restricted cash at beginning of the period	1,640	1,555
Cash, cash equivalents and restricted cash at end of the period	$1,054	$1,808

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	%	2024	2023	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,443	$3,687	(7)%	$10,442	$10,830	(4)%
Advanced Safety and User Experience	1,427	1,441	(1)%	4,410	4,339	2%
Eliminations and Other (a)	(16)	(14)		(46)	(37)
Net Sales	$4,854	$5,114		$14,806	$15,132

Adjusted Operating Income
Signal and Power Solutions	$397	$451	(12)%	$1,222	$1,217	—%
Advanced Safety and User Experience	196	109	80%	521	310	68%
Adjusted Operating Income	$593	$560		$1,743	$1,527

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	245.48	282.84	263.55	275.56
Dilutive shares related to RSUs	0.30	0.17	0.22	0.13
Weighted average MCPS Converted Shares	—	—	—	7.75
Weighted average ordinary shares outstanding, including dilutive shares	245.78	283.01	263.77	283.44
Net income per share attributable to ordinary shareholders:
Basic	$1.48	$5.76	$5.76	$7.27
Diluted	$1.48	$5.76	$5.76	$7.17

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended September 30, 2024

Reported net sales % change	(5)%
Less: foreign currency exchange and commodities	(1)%
Adjusted revenue growth	(6)%

Nine Months Ended September 30, 2024

Reported net sales % change	(2)%
Less: foreign currency exchange and commodities	—%
Adjusted revenue growth	(2)%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to ordinary shareholders	$363	7.5%	$1,629	31.9%	$1,519	10.3%	$2,004	13.2%
Mandatory convertible preferred share dividends	—		—		—		29
Net income attributable to Aptiv	$363	7.5%	$1,629	31.9%	$1,519	10.3%	$2,033	13.4%
Interest expense	101		75		230		214
Other income, net	(5)		(26)		(30)		(36)
Gain on Motional transactions	—		—		(641)		—
Income tax expense (benefit)	32		(1,312)		159		(1,248)
Equity loss, net of tax	7		72		110		227
Net income attributable to noncontrolling interest	7		8		18		15
Net loss attributable to redeemable noncontrolling interest	(2)		—		(2)		(1)
Operating income	$503	10.4%	$446	8.7%	$1,363	9.2%	$1,204	8.0%
Amortization	53		59		159		177
Restructuring	16		28		125		81
Other acquisition and portfolio project costs	13		20		66		45
Asset impairments	3		—		17		—
Compensation expense related to acquisitions	5		7		13		20
Adjusted operating income	$593	12.2%	$560	11.0%	$1,743	11.8%	$1,527	10.1%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$341	$162	$503
Amortization	31	22	53
Restructuring	13	3	16
Other acquisition and portfolio project costs	9	4	13
Asset impairments	3	—	3
Compensation expense related to acquisitions	—	5	5
Adjusted operating income	$397	$196	$593

Depreciation and amortization (a)	$170	$71	$241

Three Months Ended September 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$395	$51	$446
Amortization	35	24	59
Restructuring	7	21	28
Other acquisition and portfolio project costs	14	6	20
Compensation expense related to acquisitions	—	7	7
Adjusted operating income	$451	$109	$560

Depreciation and amortization (a)	$160	$66	$226

Nine Months Ended September 30, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$992	$371	$1,363
Amortization	93	66	159
Restructuring	89	36	125
Other acquisition and portfolio project costs	45	21	66
Asset impairments	3	14	17
Compensation expense related to acquisitions	—	13	13
Adjusted operating income	$1,222	$521	$1,743

Depreciation and amortization (a)	$493	$226	$719

Nine Months Ended September 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,054	$150	$1,204
Amortization	107	70	177
Restructuring	22	59	81
Other acquisition and portfolio project costs	34	11	45
Compensation expense related to acquisitions	—	20	20
Adjusted operating income	$1,217	$310	$1,527

Depreciation and amortization (a)	$464	$202	$666

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Net income attributable to ordinary shareholders	$363	$1,629	$1,519	$2,004
Mandatory convertible preferred share dividends	—	—	—	29
Net income attributable to Aptiv	363	1,629	1,519	2,033
Interest expense	101	75	230	214
Income tax expense (benefit)	32	(1,312)	159	(1,248)
Net income attributable to noncontrolling interest	7	8	18	15
Net loss attributable to redeemable noncontrolling interest	(2)	—	(2)	(1)
Depreciation and amortization	241	226	719	666
EBITDA	$742	$626	$2,643	$1,679
Other income, net	(5)	(26)	(30)	(36)
Gain on Motional transactions	—	—	(641)	—
Equity loss, net of tax	7	72	110	227
Restructuring	16	28	125	81
Other acquisition and portfolio project costs	13	20	66	45
Compensation expense related to acquisitions	5	7	13	20
Adjusted EBITDA	$778	$727	$2,286	$2,016

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$363	$1,629	$1,519	$2,004
Mandatory convertible preferred share dividends (a)	—	—	—	29
Net income attributable to Aptiv	363	1,629	1,519	2,033
Adjusting items:
Amortization	53	59	159	177
Restructuring	16	28	125	81
Other acquisition and portfolio project costs	13	20	66	45
Asset impairments	3	—	17	—
Compensation expense related to acquisitions	5	7	13	20
Debt extinguishment costs	12	—	12	—
Costs associated with acquisitions and other transactions	—	—	—	4
Impairment of equity investments without readily determinable fair value	—	—	—	18
Loss on change in fair value of publicly traded equity securities	5	—	3	6
Gain on Motional transactions	—	—	(641)	—
Tax impact of intercompany transfers of intellectual property and other related transactions (b)	—	(1,359)	—	(1,359)
Tax impact of adjusting items (c)	(21)	(17)	(78)	(44)
Adjusted net income attributable to Aptiv	$449	$367	$1,195	$981

Weighted average number of diluted shares outstanding (a)	245.78	283.01	263.77	283.44
Diluted net income per share attributable to ordinary shareholders	$1.48	$5.76	$5.76	$7.17
Adjusted net income per share	$1.83	$1.30	$4.53	$3.46

(a)
On June 15, 2023, each outstanding share of the Company’s 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) converted into 1.0754 ordinary shares of the Company. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the impact of the MCPS dividends for the nine months ended September 30, 2023 and assumed the “if converted” method of share dilution as the assumed conversion of the MCPS into ordinary shares on a weighted average basis was more dilutive to net income per share than the impact of the MCPS dividends (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding).

(b)
In response to the OECD’s Pillar Two Directive, the Company initiated changes to its corporate entity structure, including intercompany transfers of certain intellectual property to one of its subsidiaries in Switzerland during the third quarter of 2023. Furthermore, during the third quarter, the Company’s Swiss subsidiary was granted a ten year tax incentive, beginning in 2024. This adjustment represents the total income tax benefits recorded as a result of these transactions during the three and nine months ended September 30, 2023.

(c)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$368	$1,637	$1,535	$2,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241	226	719	666
Restructuring expense, net of cash paid	(31)	4	(65)	4
Working capital	(170)	72	(331)	(301)
Pension contributions	(8)	(6)	(21)	(20)
Increase in deferred income tax assets from intercompany transfers of intellectual property and other related transactions	—	(1,359)	—	(1,359)
Gain on Motional transactions	—	—	(641)	—
Other, net	99	172	190	235
Net cash provided by operating activities	499	746	1,386	1,272

Cash flows from investing activities:
Capital expenditures	(173)	(212)	(664)	(703)
Proceeds from business divestitures, net of cash sold	—	—	—	(17)
Cost of business acquisitions and other transactions, net of cash acquired	—	—	—	(83)
Cost of technology investments	(81)	—	(121)	(1)
Proceeds from the sale of equity method investment	—	—	448	—
Purchase of short-term investments	—	—	(748)	—
Settlement of derivatives	(2)	7	(2)	6
Other, net	1	—	3	3
Net cash used in investing activities	(255)	(205)	(1,084)	(795)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	—	—	—	83
Adjustment for cost of significant technology investments	81	—	121	—
Adjustment for proceeds from sale of equity method investment	—	—	(448)	—
Cash flow before financing	$325	$541	$(25)	$560

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2024 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)
Net income attributable to Aptiv	$1,790	9.1%
Interest expense	335
Other income, net	(45)
Gain on Motional transactions	(640)
Income tax expense	230
Equity loss, net of tax	125
Net income attributable to noncontrolling interest (c)	20
Operating income	$1,815	9.2%
Amortization	210
Restructuring	210
Other acquisition and portfolio project costs	70
Asset impairments	20
Compensation expense related to acquisitions	25
Adjusted operating income	$2,350	11.9%

Adjusted EBITDA
Net income attributable to Aptiv	$1,790	9.1%
Interest expense	335
Income tax expense	230
Net income attributable to noncontrolling interest (c)	20
Depreciation and amortization	955
EBITDA	$3,330	16.9%
Other income, net	(45)
Gain on Motional transactions	(640)
Equity loss, net of tax	125
Restructuring	210
Other acquisition and portfolio project costs	70
Compensation expense related to acquisitions	25
Adjusted EBITDA	$3,075	15.6%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2024 (a)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$1,790
Adjusting items:
Amortization	210
Restructuring	210
Other acquisition and portfolio project costs	70
Asset impairments	20
Compensation expense related to acquisitions	25
Loss on change in fair value of publicly traded equity securities	5
Debt extinguishment costs	10
Gain on Motional transactions	(640)
Tax impact of adjusting items	(115)
Adjusted net income attributable to Aptiv	$1,585

Weighted average number of diluted shares outstanding	256.70
Diluted net income per share attributable to Aptiv	$6.95
Adjusted net income per share	$6.15

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com